                                                                  EXHIBIT 4.4


          NEITHER THIS WARRANT NOR ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS AS EVIDENCED BY AN OPINION OF COUNSEL DELIVERED AND REASONABLY ACCEPTABLE TO THE COMPANY.

               ______________________________________________

                          PLATINUM ENTERTAINMENT, INC.
                         COMMON STOCK PURCHASE WARRANT
               _______________________________________________



          This certifies that, for good and valuable consideration, Platinum Entertainment, Inc., a Delaware corporation (the "Company"), grants to MAC Music LLC, its successors and assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company One Million Eight Hundred Thousand (1,800,000) validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at the Exercise Price, as defined herein, at any time prior to 5:00 p.m., New York City time, on October 31, 2007 (the "Expiration Date"), subject to the terms, conditions and adjustments herein set forth.

          This Warrant is being issued in connection with the issue and sale by the Company of shares of its Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), pursuant to the terms of an Investment Agreement, dated as of October 12, 1997, as amended and as hereafter amended (the "Investment Agreement"), among the Company, the Warrantholder and certain other parties, and is subject to the terms thereof.
 This Warrant is one of the "Warrants" referred to in the Investment Agreement, and the Warrantholder is entitled to the rights and subject to the obligations contained in the Investment Agreement.

          The "Exercise Price" shall mean (x) prior to the expiration of the Thirty Day Period (as defined below), $6.25 per share of Common Stock, as adjusted hereunder (the "Initial Exercise Price") or (y) after the expiration of the Thirty Day

Period, the lesser of (1) the Initial Exercise Price and (2) 82.5% of the average of the daily Closing Price per share of Common Stock for the 30 consecutive trading days following the public release by the Company of its consolidated earnings statement for the fiscal year ending May 31, 1998 (the "Thirty Day Period"), subject to appropriate adjustment for the events described in Section 6.1(a) herein if any such event occurs during the Thirty Day Period; provided that if shares of Common Stock are not then traded on any national securities exchange or quoted by NASDAQ or a similar service, the Closing Price for the foregoing purposes shall be deemed to be the fair market value of a share of Common Stock as shall be determined in good faith by the Board of Directors of the Company. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority in interest of the Warrant Shares issuable upon exercise of the Warrants disagree with the Board's determination of fair market value, then fair market value will be determined by an Independent Financial Expert in accordance with the provisions set forth in the definition of Current Market Price herein. Notwithstanding the foregoing, if at any time prior to the expiration of the Thirty Day Period, no shares of the Series B Preferred Stock remain outstanding, the definition of "Exercise Price" shall mean the Initial Exercise Price, as adjusted hereunder. The Exercise Price as determined in accordance with the foregoing shall be adjusted from time to time in accordance with the provisions of Section 6.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Investment Agreement.

          1.   EXERCISE OF WARRANTS.

               1.1 EXERCISE OF WARRANT. This Warrant may be exercised, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with an Exercise Form (as defined herein) duly executed by the Warrantholder and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such Exercise Form.

               1.2 CASHLESS EXERCISE. In lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation) to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant or portion thereof being exercised at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right for the number of shares for which the Warrant is being exercised from the aggregate Current Market Price (as defined herein) of the shares of

Common Stock issuable upon exercise of the Warrant for the number of shares for which the Warrant is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Right may be exercised at any time or from time to time prior to the Expiration Date by surrendering to the Company at its principal office this Warrant, with an Exercise Form duly executed by the Warrantholder and indicating that the Warrantholder wishes to exercise the Conversion Right and specifying the total number of shares of Common Stock for which the Warrant is being exercised.

               1.3  DELIVERY OF WARRANT SHARES; EFFECTIVENESS OF EXERCISE.

                    (a) DELIVERY OF WARRANT SHARES. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form along with a check for the amount of cash to be paid in lieu of fractional shares, if any, shall be delivered to the Warrantholder within 10 Business Days after the Exercise Date (as defined herein); PROVIDED, HOWEVER, that if the Conversion Right is exercised in accordance with Section 1.2 and a determination by the Board of Directors or an Independent Financial Expert is required to determine the Current Market Price of the Common Stock, such delivery shall be made promptly after such determination is made. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates and cash in lieu of fractional shares, if any, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

                    (b) EFFECTIVENESS OF EXERCISE. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is exercised in accordance with Section 1.1 or 1.2 (the "Exercise Date"). The Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

               1.4 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereof; PROVIDED, HOWEVER, that the Warrantholder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

          2.   RESTRICTIVE LEGENDS.

               2.1 WARRANTS. Except as otherwise permitted by this Section 2, each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 4) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          NEITHER THIS WARRANT NOR ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS AS EVIDENCED BY AN OPINION OF COUNSEL DELIVERED AND REASONABLY ACCEPTABLE TO THE COMPANY.

               2.2  WARRANT SHARES.  Except as otherwise permitted by this
Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS AS EVIDENCED BY AN OPINION OF COUNSEL DELIVERED AND REASONABLY ACCEPTABLE TO THE COMPANY.

               2.3 REMOVAL OF LEGENDS. Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act and sold pursuant to such registration or
(ii) if reasonably requested by
the Company, the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

          3.   RESERVATION AND REGISTRATION OF SHARES, ETC.

          The Company covenants and agrees as follows:

                    (a) All Warrant Shares that are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

                    (b) During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

          4.   LOSS OR DESTRUCTION OF WARRANT.

          Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

          5.   OWNERSHIP OF WARRANT.

          The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

          6.   CERTAIN ADJUSTMENTS.

               6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                    (a) STOCK DIVIDENDS, SUBDIVISION, COMBINATION OR RECLASSIFICATION OF COMMON STOCK. If at any time after the date of the issuance of this Warrant the Company shall (i) declare a stock dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) increase the number of shares of Common Stock outstanding by a subdivision or split-up of shares of Common Stock, (iii) decrease the number of shares of Common Stock outstanding by a combination of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Warrantholder will be entitled to receive the number and kind of shares of capital stock that such Warrantholder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (i).

                    (b) REORGANIZATION, ETC. If at any time after the date of issuance of this Warrant any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be effected in such a way that the holders of Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.1. Notwithstanding the foregoing, if more than 20% in aggregate value of the cash, stock, other securities or assets deliverable to such holder in accordance with the foregoing provisions of this Section 6(b) would consist of cash or debt securities, then the Warrantholder shall have the right (the "Special Reorganization Right") at its election, exercisable by giving written notice to the Company prior to 120 days following the consummation of such Reorganization Event to receive from the Company, and the Company shall pay to the Warrantholder promptly after the exercise by the Warrantholder of the Special Reorganization Right, instead of the cash, stock, other securities or assets otherwise deliverable to such holder, an amount of cash equal to the fair market value of this Warrant immediately prior to the announcement of such Reorganization Event, to be determined by an Independent Financial Expert selected by the parties in accordance with the procedure set forth in the definition of Current Market Price herein, giving due consideration to such factors as the financial condition and prospects of the Company, the remaining unexpired term of the Warrant and the market price of the Common Stock of the Company after announcement of such Reorganization Event. The Company shall not enter into any of the transactions referred to in this Section 6.1(b) unless effective provision shall be made so as to give effect to the provisions set forth in this Section 6.1(b).

                    (c) CERTAIN ISSUANCES OF COMMON STOCK. If at any time after the date of issuance of this Warrant the Company shall issue or sell, or fix a record date for the issuance of, (A) Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) (other than Excluded Securities) or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) (other than Excluded Securities), in any such case, at a price per share (treating the price per share of the securities convertible into or exchangeable or exercisable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock plus (ii) any additional consideration initially payable upon the conversion of such security into Common Stock or the exchange or exercise of such security for Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security) that is less than the greater of the Current Market Price of the Common Stock and the Exercise Price on the date of such issuance or such record date (the "Measuring Price") then, immediately after the date of such issuance or sale or on such record date, the number of shares of Common Stock to be delivered upon exercise of this Warrant shall be increased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such Warrantholder would have been entitled to receive immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding (calculated to include the shares of Common Stock underlying the Warrants, shares of Common Stock underlying the Affiliate Warrants, shares of Common Stock underlying the Harnick Warrant and all then currently exerciseable, convertible and exchangeable securities that are "in the money") on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate purchase price of the convertible, exchangeable or exerciseable securities so offered plus the aggregate of amount of any additional consideration initially payable upon conversion into Common Stock or exchange or exercise for Common Stock) would purchase at the Measuring Price and the numerator of which shall be the number of shares of Common Stock outstanding (calculated to include the shares of Common Stock underlying the Warrants, shares of Common Stock underlying the Affiliate Warrants, shares of Common Stock underlying the Harnick Warrant and all then currently exerciseable, convertible and exchangeable securities that are "in the money") on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into or for which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be), and the Exercise Price shall be adjusted as provided below in paragraph (i). "Excluded Securities" means (A) shares of Common Stock issued upon conversion or exercise of convertible securities, warrants and options of the Company, outstanding on the date this Warrant is originally issued, (B) shares of Common Stock, and options to purchase such shares, issued to officers, directors, employees or former employees of, or consultants to, the Company or any of its subsidiaries pursuant to any equity incentive plan, agreement or other arrangement which has been approved by a vote of at least two-thirds (2/3) of the Board of Directors of the Company,
(C) shares of Common Stock issued upon conversion of shares of the Series B Preferred Stock, (D) shares of Common Stock issued upon exercise of the Affiliate Warrants, (E) shares of Common Stock issued upon conversion of shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share ("Series C Preferred Stock"), (F) shares of Common Stock issued upon exercise of the Harnick Warrant and (G) shares of Common Stock issued upon exercise of any Warrant.

                    (d) EXTRAORDINARY DISTRIBUTIONS. If at any time after the date of issuance of this Warrant the Company shall distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (i) ordinary course cash dividends to the extent such dividends do not exceed the Company's retained earnings and (ii) dividends payable in shares of capital stock for which adjustment is made under Section 6.1(a)) or rights, options or warrants to subscribe for or purchase securities of the Company (excluding those for which adjustment is made under Section 6.1(c)), then the number of shares of Common Stock to be delivered to such Warrantholder upon exercise of this Warrant shall be increased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Warrantholder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Current Market Price per share of Common Stock on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Current Market Price per share of the Common Stock, and the Exercise Price shall be adjusted as provided below in paragraph (i).

                    (e) PRO RATA REPURCHASES. If at any time after the date of issuance of this Warrant, the Company or any subsidiary thereof shall make a Pro Rata Repurchase, then the number of shares of Common Stock to be delivered to such Warrantholder upon exercise of this Warrant shall be increased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such Warrantholder would have been entitled to receive immediately before such Pro Rata Repurchase by a fraction (which in no event shall be less than one) the denominator of which shall be (i) the product of
(x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Company of the intent to effect such Pro Rata Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase (provided that such denominator shall never be less than $.01), and the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Common Stock repurchased in such Pro Rata Repurchase and (ii) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Company of the intent to effect such Pro Rata Repurchase.

                    (f) OTHER ADJUSTMENTS (CONDITIONAL ANNUAL INCREASE IN WARRANT SHARES). On each anniversary of the date of the issuance of this Warrant, if any shares of Series B Preferred Stock remain outstanding, then as of each such anniversary the number of shares of Common Stock to be delivered upon exercise of the Warrant shall be increased by an amount equal to 12% of the Warrant Shares issuable upon the exercise of this Warrant (calculated without giving effect to any prior adjustment pursuant to this section 6(f)).

                    (g) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price per share of Common Stock.

                    (h) CARRYOVER. Notwithstanding any other provision of this Section 6.1, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than .05% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to .05% or more of the number of shares to be so delivered.

                    (i) EXERCISE PRICE ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 6.1 (other than any adjustment made pursuant to Section 6.1(f) hereunder), the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter; PROVIDED, HOWEVER, that the Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

                    (j) MULTIPLE ADJUSTMENTS. If any action or transaction would require adjustment of the number of shares of Common Stock to be delivered to the Warrantholder upon exercise of this Warrant pursuant to more than one paragraph of this Section 6.1, only one adjustment shall be made and each such adjustment shall be the amount of adjustment that has the highest absolute value.

               6.2 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          7.   PUT RIGHTS.  The Warrantholder shall have the following Put
Rights:

                    (a) At the earlier of (i) the fifth anniversary of the date hereof and (ii) a Change of Control, the Warrantholder may notify the Company in writing (the "PUT NOTICE") of the Warrantholder's desire to cause the Company to repurchase, in the case of clause (i) above, all (but not less than all) of the Warrant

Shares (issued or represented by the Warrant) at a price per share equal to the Repurchase Price (the "Five-Year Put"), or, in the case of clause (ii) above, the Warrant at the Change of Control Repurchase Price (the "Change of Control Put").

                    (b)  If the Company receives a Put Notice pursuant to
Section 7(a), it shall deliver to the Warrantholder, by first class mail, postage prepaid, mailed as soon as practicable and if possible within thirty
(30) days of the receipt by the Company of the Put Notice, a notice stating:
(i) the date as of which such repurchase shall occur (which date (the "Put Closing") shall be not less than ten (10) nor more than thirty (30) days following the date of such notice, but in any event prior to the Expiration
Date); (ii) in the case of a Five-Year Put, the number of Warrant Shares (issued or represented by this Warrant) to be purchased from the Warrantholder and the Repurchase Price (which shall be calculated as of the date of the Put Notice) or, in the case of a Change of Control Put, the Change of Control Repurchase Price; and (iii) the place or places where certificate or certificates representing this Warrant or Warrant Shares are to be surrendered for payment.

                    (c) With respect to Warrants and Warrant Shares properly tendered for repurchase, if the Company fails to pay the Repurchase Price or the Change of Control Repurchase Price on the date fixed for repurchase, the Corporation shall also pay interest thereon at the rate of 12% per annum, compounded on a quarterly basis, until such time as such satisfaction shall have occurred. In addition, the Warrantholder shall be entitled to the rights and remedies provided in Section 6.2 of the Investment Agreement.

                    (d) At the Put Closing, the Warrantholder shall deliver to the Company the certificate or certificates representing the Warrantholder's Warrant or Warrant Shares and the Company shall deliver to the Warrantholder an amount equal to, in the case of a Five-Year Put, the product obtained by multiplying (i) the number of such Warrant Shares (issued or represented by this Warrant) by (ii) the Repurchase Price or, in the case of a Change of Control Put, the Change of Control Repurchase Price, by cashier's or certified check payable to the Warrantholder or by wire transfer of immediately available funds to an account designated by the Warrantholder.

                    (e) The Company shall not (and shall not permit any Affiliate of the Company to) enter into any contract or other consensual arrangement that by its terms restricts the Company's ability to honor the Put.

          8. AMENDMENTS. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

          9. NOTICES OF CORPORATE ACTION. So long as this Warrant has not been exercised in full, in the event of:

                    (a) any consolidation or merger involving the Company and any other party or any transfer of all or substantially all the assets of the Company to any other party, or

                    (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail, by first class mail, postage prepaid, to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of a dividend, distribution or right and the amount and character of any such dividend, distribution or right and (ii) the date or expected date on which a reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered as soon as practicable and if possible at least 20 days prior to the date therein specified in the case of any date referred to in the foregoing subdivisions (i) and (ii). Failure to give the notice specified hereunder shall have no effect on the status or effectiveness of the action to which the required notice relates.

          10.  DEFINITIONS.

          As used herein, unless the context otherwise requires, the following terms have the following meanings:

          "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person. For the purpose of this definition, "control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliate Warrants" mean the warrants issued in connection with the issue and sale by the Company of shares of its Series C Preferred Stock on the Closing Date (as defined in the Investment Agreement).

          "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banks are authorized by law or executive order to close in the State of New York.

          "CHANGE OF CONTROL" shall mean (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group within the meaning of Rule 13d-5 under the Exchange Act (a "GROUP OF PERSONS"), (ii) the merger or consolidation of the Company with or into another corporation with the effect that the then existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of Directors of the Company, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by the Board of Directors of the Company (or its replacements approved by the Board of Directors of the Company) as constituted at the beginning of such period, (iv) a Person or Group of Persons (other than the Investors and their Affiliates) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 49% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

          "CHANGE OF CONTROL REPURCHASE PRICE" means an amount of cash equal to the fair market value of this Warrant immediately prior to the announcement of a Change of Control, to be determined by an Independent Financial Expert selected by the Company and a majority in interest of the Warrant Shares in accordance with the procedure set forth in the definition of Current Market Price herein, giving due consideration to such factors as the financial condition and prospects of the Company, the remaining unexpired term of this Warrant and the market price of the Common Stock of the Company after announcement of such Change of Control.

          "CLOSING PRICE" of the Common Stock as of any day, means (a) the last reported sale price of such stock (regular way) or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or (b) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked quotation for the Common Stock, in either case reported on the National

Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or a similar service if NASDAQ is no longer reporting such information.

          "COMMON STOCK" has the meaning specified on the cover of this Warrant.

          "COMPANY" has the meaning specified on the cover of this Warrant.

          "CURRENT MARKET PRICE" means, with respect to each share of Common Stock as of any date, the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 trading days prior to such date; provided that if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for a share of Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors of the Company. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority in interest of the Warrant Shares issued or issuable upon conversion of the Warrants issued pursuant to the Investment Agreement disagree with the Board's determination of fair market value by written notice delivered to the Company within five (5) business days after the Board's determination thereof is communicated in writing to such holders, which notice specifies a majority-in-interest of such holders' determination of fair market value, then the Company and a majority-in-interest of such holders shall select an Independent Financial Expert which shall determine such fair market value. If the Company and such holders are unable to agree upon an Independent Financial Expert within fifteen (15) days after the request by such holders, each of the Company and such holders shall select an Independent Financial Expert within five (5) days following the expiration of such fifteen (15) day period, and these Independent Financial Experts shall select a third Independent Financial Expert. The determination of fair market value by such Independent Financial Expert shall be final, binding and conclusive on the Company and all holders of the Warrants and Warrant Shares.
 All costs and fees of any of this Independent Financial Experts retained in accordance with the foregoing shall be borne by the Company.

          "EXERCISE FORM" means an Exercise Form in the form annexed hereto as Exhibit A.

          "EXERCISE PRICE" has the meaning specified on the cover of this Warrant.

          "EXPIRATION DATE" has the meaning specified on the cover of this Warrant.

          "HARNICK WARRANT" means the warrant to purchase 50,000 shares of Common Stock to be issued to Carl D. Harnick at the closing of the Investment Agreement.

          "INDEPENDENT FINANCIAL EXPERT" means an independent nationally recognized investment banking firm.

          "INVESTORS" means MAC Music LLC, a Delaware limited liability company, and SK-Palladin Partners, LP, a Delaware limited partnership.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, estate, other entity or government or any agency or political subdivision thereof.

          "PRO RATA REPURCHASE" means any purchase of shares of Common Stock by the Company or by any of its subsidiaries whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, which purchase is subject to Section 13(e) of the Securities Exchange Act of 1934, as amended, or is made pursuant to an offer made available to all holders of Common Stock.

          "REPURCHASE PRICE" means, on any date, the Current Market Price per share of Common Stock as of such date, less the per share Exercise Price; PROVIDED, that if at the time of determination of the Repurchase Price, the Warrantholder shall be entitled to receive any securities or property other than Common Stock, the Repurchase Price shall include a cash amount per Warrant Share equal to that portion of the fair value of such securities or property allocable to each Warrant Share.

          "SECURITIES ACT" has the meaning specified on the cover of this Warrant.

          "WARRANTHOLDER" has the meaning specified on the cover of this Warrant.

          "WARRANT SHARES" has the meaning specified on the cover of this Warrant; provided, however, that Warrant Shares shall not include shares sold to the public pursuant to Rule 144 under the Securities Act of 1933, as amended, or pursuant to an effective registration statement under the Securities Act.

          11.  MISCELLANEOUS.

               11.1 ENTIRE AGREEMENT. This Warrant together with the Investment Agreement constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant.

               11.2 BINDING EFFECT; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

               11.3 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

               11.4 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:

                    (a)  if to the Company, addressed to:

                         Platinum Entertainment, Inc.
                         2001 Butterfield Road
                         Downers Grove, Illinois  60515
                         Telecopy:  (630) 769-0049
                         Attention:  Chief Executive Officer

                         with a copy to:

                         Katten, Muchin & Zavis
                         525 West Monroe Street, Suite 1600
                         Chicago, Illinois  60661
                         Telecopy:  (312) 902-1061
                         Attention:  Matthew S. Brown, Esq.

                    (b)  if to the Warrantholder, addressed to:

                         MAC Music LLC
                         c/o Alpine Equity Partners, LP
                         1285 Avenue of the Americas, 21st Floor
                         New York, New York  10019
                         Attention:     Lorraine E. Jackson
                                   ----------------------------
                         Telecopy:      (212) 641-5148
                                   ----------------------------

Any party may by notice given in accordance with this Section 11.4 designate another address or person for receipt of notices hereunder.

               11.5 SEVERABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

               11.6 GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

               11.7 CERTAIN REMEDIES. The Warrantholder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any court of any state having jurisdiction, this being in addition to any other remedy to which the Warrantholder may be entitled at law or in equity.

               11.8 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to

                                                                            18
purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                         PLATINUM ENTERTAINMENT, INC.


                         By:  Steven Devick
                             ------------------------------------------
                              Name:  Steven Devick
                              Title:    Chief Executive Officer


Dated:  December 12, 1997

                                                                     EXHIBIT A


                              EXERCISE FORM

                    (To be executed upon exercise of this Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and [herewith tenders payment for such Warrant Shares to the order of Platinum Entertainment, Inc. in the amount of $__________] [hereby exercises its Conversion Right] in accordance with the terms of this Warrant. The undersigned requests that a certificate for [such Warrant Shares]
[that number of Warrant Shares to which the undersigned is entitled as calculated pursuant to Section 1.2] be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

Dated:
      ----------------------------


                    Signature
                             -----------------------------

                              ----------------------------
                                     (Print Name)

                              ----------------------------
                                    (Street Address)

                              ----------------------------
                              (City)   (State)  (Zip Code)